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                                                                  EXHIBIT 23.7

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Shareholders
Cablevision:

We hereby consent to the incorporation by reference in the registration statement No. 33-60839 on Form S-8, as amended, of Tele-Communications, Inc.
of our report, dated March 24, 1995, relating to the combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended.


KPMG FINSTERBUSCH PICKENHAYN SIBILLE
/s/ Juan Carlos Pickenhayn
Juan Carlos Pickenhayn
Partner

Buenos Aires, Argentina
October 25, 1995